UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 15, 2009

ACCOUNTABILITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30734	11-3255619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Route 9 South, Suite 109, Manalapan, New Jersey		07726
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:          (732) 333-3622

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2009, Robert Gagne resigned from the Board of Directors of Accountabilities, Inc. (the “Company”) effective immediately.

On September 15, 2009, the Board of Directors of the Company elected Joseph Cassera to the Board to fill the vacancy caused by Mr. Gagne’s resignation. The Board has not yet determined the committees of the Board, if any, to which Mr. Cassera will be named. Mr. Cassera will be compensated as a director in accordance with the Company’s compensation policy for non-employee directors. Mr. Cassera is the Vice President of Operations at Tri-State Employment Services, Inc. (“Tri-State”), responsible for information technology support services and payroll support services at Tri-State. Mr. Cassera is the brother of Robert Cassera, founder and President of Tri-State. Tri-State has filed a Schedule 13D, as amended (the “Schedule 13D”), with the U.S. Securities and Exchange Commission with regard to its ownership of shares of the Company’s common stock. Please refer to the Company’s Form 10-K for the fiscal year ended September 30, 2008, which contains a discussion of certain transactions between the Company and Tri-State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accountabilities, Inc.

Dated: September 18, 2009	By:	/s/ Jay H. Schecter
	Name:	Jay H. Schecter
	Title:	Chief Executive Officer